Exhibit 3.4

ARTICLES OF MERGER

Merging

FRT MERGER SUB REIT

(a Maryland real estate investment trust)

With and into

FEDERAL REALTY INVESTMENT TRUST

(a Maryland real estate investment trust)

THIS IS TO CERTIFY THAT:

FIRST: Each of FRT Merger Sub REIT, a Maryland real estate investment trust (“Merger Sub”), and Federal Realty Investment Trust, a Maryland real estate investment trust (the “Company”), does hereby agree to effect a merger of said entities (the “Merger”) upon the terms and conditions set forth herein and as contemplated by the Merger Agreement and Plan of Reorganization, dated as of December 2, 2021, by and among the Company, FRT Holdco REIT, a Maryland real estate investment trust (“Holdco”), and Merger Sub (the “Merger Agreement”).

SECOND: Merger Sub and the Company were each formed under the laws of the State of Maryland. The Company shall survive the Merger as the surviving Maryland real estate investment trust (the “Surviving Entity”). At the Effective Time (as defined below) of the Merger and pursuant to Article SIXTH hereof, the name of the Surviving Entity shall be Federal Realty Interim Real Estate Investment Trust.

THIRD: The principal offices of Merger Sub and the Company in the State of Maryland are located in Montgomery County, and the address of such principal offices is 909 Rose Avenue, Suite 200, North Bethesda, MD 20852.

FOURTH: Merger Sub does not own any interest in land in the State of Maryland.

FIFTH: The terms and conditions of the transaction described in these Articles of Merger were advised, authorized and approved by each real estate investment trust party to these Articles of Merger in the manner and by the vote required by its declaration of trust and the laws of the State of Maryland. The manner of approval was as follows:

(a) At a meeting of the board of trustees of Merger Sub held on December 2, 2021, the Merger was approved and declared advisable and recommended for approval by the shareholders of Merger Sub; by the unanimous written consent of the sole shareholder of Merger Sub, dated December 2, 2021, the Merger was approved; and

(b) At a meeting of the board of trustees of the Company held on December 2, 2021, the Merger was approved; pursuant to Section 8-501.1(c)(6) of the Maryland REIT Law, the approval of the Company’s shareholders is not required.

SIXTH: The bylaws of the Company immediately prior to the Effective Time shall be the bylaws of the Surviving Entity. The declaration of trust of the Company immediately prior to the Effective Time shall be the declaration of trust of the Surviving Entity, except that, as part of the Merger and in accordance with Section 8-501.1(h) of the Maryland REIT Law and Section 3-109(d)(1)(i) of the Maryland General Corporation Law, Article I of the declaration of trust of the Surviving Entity is hereby amended, as of the Effective Time, to change the name of the Surviving Entity to the following:

Federal Realty Interim Real Estate Investment Trust

SEVENTH: At the Effective Time, Merger Sub shall be merged with and into the Company with the Company surviving the Merger as the Surviving Entity; and thereupon the separate existence of Merger Sub shall cease, the Surviving Entity shall possess any and all powers of Merger Sub, and all leases, licenses, property, rights, privileges and powers of whatever nature and description of Merger Sub shall be transferred to, vested in and devolved upon the Surviving Entity without further act or deed, and the Surviving Entity shall be liable for all the debts, liabilities, duties and obligations of Merger Sub. Except as otherwise specifically provided in these Articles of Merger, consummation of the Merger shall have the effects set forth in Section 8-501.1(o) of the Maryland REIT Law.

EIGHTH: (a) The total number of shares of beneficial interest that Merger Sub has authority to issue is 200 shares of beneficial interest, consisting of 100 common shares of beneficial interest, par value $.01 per share, and 100 preferred shares of beneficial interest, par value $.01 per share. The aggregate par value of all shares of beneficial interest Merger Sub has authority to issue is $2.00.

(b) The total number of shares of beneficial interest that the Company has authority to issue is 115,000,000 shares of beneficial interest, consisting of 100,000,000 common shares of beneficial interest, par value $.01 per share; and 15,000,000 preferred shares of beneficial interest, par value $.01 per share, of which 4,000,000 shares are designated as Series A Cumulative Redeemable Preferred Shares, 5,750,000 shares are designated as 8 1⁄2% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, 399,896 shares are designated as 5.417% Series 1 Cumulative Convertible Preferred Shares of Beneficial Interest, and 6,400 shares are designated as 5.000% Series C Cumulative Redeemable Preferred Shares. The aggregate par value of all shares of beneficial interest the Company has authority to issue is $1,150,000.

(c) These Articles of Merger do not change the total authorized shares of beneficial interest or the authorized number of any class or series of shares of beneficial interest of the Company.

NINTH: The manner and basis of converting or exchanging the issued shares of beneficial interest of the merging real estate investment trusts, and the treatment of any issued shares of beneficial interest of the merging real estate investment trusts not to be converted or exchanged, as more fully described in the Merger Agreement, are as follows:

(a) Each common share of beneficial interest, par value $.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall automatically convert, on a one-for-one basis, into one common share of beneficial interest, par value $.01 per share, of the Surviving Entity.

(b) Each share of beneficial interest of the Company issued and outstanding immediately prior to the Effective Time shall automatically convert, on a one-for-one basis, into one equivalent share of beneficial interest of Holdco as provided for in Section 1.7 of the Merger Agreement.

TENTH: The Merger shall become effective at 12:00 a.m. Eastern Standard Time on January 1, 2022 (the “Effective Time”).

ELEVENTH: These Articles of Merger may be executed in multiple counterparts, with multiple signature pages, each bearing one or more signatures, but all such counterparts and multiple signature pages constitute one and the same instrument.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned have signed these Articles of Merger on this 8th day of December, 2021.

ATTEST:	FRT MERGER SUB REIT

/s/ Darlene Hough	/s/ Dawn M. Becker
Name: Darlene Hough	Name: Dawn M. Becker
Title: Assistant Secretary	Title: Vice President-General Counsel and Secretary

ATTEST:	FEDERAL REALTY INVESTMENT TRUST

/s/ Darlene Hough	/s/ Dawn M. Becker
Name: Darlene Hough	Name: Dawn M. Becker
Title: Assistant Secretary	Title: Executive Vice President-Corporate

Holdco executes these Articles of Merger for the sole purpose of acknowledging its obligation to issue and deliver the Holdco shares of beneficial interest contemplated by Section 1.7 of the Merger Agreement.

FRT HOLDCO REIT

/s/ Dawn M. Becker
Name:	Dawn M. Becker
Title:	Vice President-General Counsel and Secretary

Articles of Merger

THE UNDERSIGNED officer of FRT Merger Sub REIT hereby acknowledges in the name and on behalf of said real estate investment trust the foregoing Articles of Merger to be the act of said real estate investment trust and hereby certifies that to the best of her knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under penalties of perjury.

/s/ Dawn M. Becker
Dawn M. Becker, Vice President-General Counsel and Secretary

THE UNDERSIGNED officer of Federal Realty Investment Trust hereby acknowledges in the name and on behalf of said real estate investment trust the foregoing Articles of Merger to be the act of said real estate investment trust and hereby certifies that to the best of her knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under penalties of perjury.

/s/ Dawn M. Becker
Dawn M. Becker, Executive Vice
President-Corporate

Articles of Merger - Certification